UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 6, 2025 (December 31, 2024)

Ludwig Enterprises, Inc.

(Exact name of registrant as specified in its charter)

Nevada	333-271439	61-1133438
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

8950 SW 74th Ct Ste 2201-A149 Miami, FL	33156
(Address of Principal Executive Offices)	(Zip Code)

786-363-0136

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the F4orm 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On December 31, 2024, Ludwig Enterprises, Inc., a Nevada corporation (the “Company”), entered into a Stock Purchase Agreement (the “Exousia SPA”) with Marijuana, Inc., a publicly-traded Florida corporation (symbol: MAJI) (“Purchaser”), pursuant to which Purchaser would purchase 100% ownership of a subsidiary of the Company, Exousia Ai, Inc., a Wyoming corporation (“Exousia”).

The purchase price under the Exousia SPA for 100% ownership of Exousia is $500,000, payable by Purchaser by delivery of (a) 47,000,000 shares of Purchaser common stock (the “Purchaser Shares”) and (b) a $100,000 principal amount promissory note (the “Purchaser Note”). The Purchaser Note bears interest at eight percent (8%) per annum, with principal and accrued interest due December 31, 2025. As further consideration for Purchaser’s entering into the Exousia SPA, the Company would agree to a lock-up of the Purchaser Shares for the period from January 1, 2025, and expiring on the date that is six months immediately following the effective date of Purchaser’s common stock’s uplisting to any tier of the NASDAQ Stock Market (including NASDAQ Capital Market), the NYSE American or any successor to such markets.

In connection with the Exousia SPA, the Company and Purchaser entered into a Pledge Agreement (the “Pledge Agreement”), to secure Purchaser’s payment obligations under the Purchaser Note.

Prior to the Company’s entering into the Exousia SPA, the Company’s Board of Directors, after significant consideration and meaningful discussions, including with investment bankers, determined it to be in the best interests of the Company and its shareholders to focus all available capital, financial and human, on the exploitation of the Company’s RevealiaTM test kit products. In light of such determination, the Board of Directors further determined that it to be prudent to divest of Exousia.

The foregoing descriptions of the Exousia SPA, the Purchaser Note and the Pledge Agreement are qualified in their entireties by the full text of the Exousia SPA, the Purchaser Note and the Pledge Agreement, which are filed as Exhibits 10.1, 10.2 and 10.3, respectively, to, and incorporated by reference in, this Current Report.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The information contained above in Item 1.01 is hereby incorporated by reference into this Item 2.01.

On January 1, 2025, the closing under the Exousia SPA was completed.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1*	Stock Purchase Agreement dated December 31, 2024, between the Company and Marijuana, Inc.

10.2*	Promissory Note dated January 1, 2025, $100,000 principal amount, Marijuana, Inc., as maker, in favor of the Company.

10.3*	Pledge Agreement dated January 1, 2025, between the Company and Marijuana, Inc.

104	Cover Page Interactive Data File (embedded within the Inline XBRL Document)

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 6, 2025.
LUDWIG ENTERPRISES, INC.

	By:	/s/ Jose Antonio Reyes
Jose Antonio Reyes
Chief Executive Officer

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